Exhibit 10.15

SunEdison, Inc.

13736 Riverport Drive, Suite 180

Maryland Heights, Missouri 63043

July     , 2014

TerraForm Power, LLC

12500 Baltimore Avenue

Beltsville, Maryland 20705

Attention: General Counsel

Re:	Agreement Regarding the Priced Call Right Assets

Dear Sirs and Madams:

Reference is made to that certain Project Support Agreement, dated as of July     , 2014 (the “Project Support Agreement”), by and between SunEdison, Inc., a Delaware corporation (“SunEdison”), and TerraForm Power, LLC, a Delaware limited liability company (“Terra”). Capitalized terms used in this letter agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Project Support Agreement.

The Parties have mutually agreed on the pricing terms and a financial model for the Call Right Assets set forth in the table in Annex A under the heading “Priced Call Right Assets.” The aggregate Call Right Price for the Priced Call Right Assets shall be US $732.0 million; provided, that such amount may be adjusted by mutual agreement of the Parties if there is a change to any of the variables in the agreed upon financial model (an “Adjustment”). The Parties agree that if Terra elects to purchase less than all of the Priced Call Right Assets (a “Partial Election”), the Call Right Price for individual projects shall be determined based on the agreed upon financial model, as adjusted by mutual agreement of the Parties to reflect any changes in applicable variables. If the Parties cannot agree on the terms of any Adjustment or the pricing terms in the case of a Partial Election, the Parties shall engage a Third Party Advisor and follow the procedures set forth in Section 2.7 of the Project Support Agreement to resolve such dispute.

SunEdison acknowledges its obligations under (i) Section 2.5 of the Project Support Agreement, that if SunEdison receives a Third Party Offer to purchase a Call Right Asset, SunEdison shall provide notice to Terra of the terms of such Third Party Offer in reasonable detail, and Terra shall have the right, but not the obligation, to purchase such Call Right Asset on substantially similar terms (but at a price no less than specified in the Third Party Offer) by notifying SunEdison within ten (10) Business Days of receiving the notice of such Third Party Offer, and (ii) Section 2.6 of the Project Support Agreement, that prior to satisfaction of the CAFD Commitment SunEdison may not market, negotiate, accept an offer or sell a Priced Call Right Asset to any Third Party unless and until Terra delivers a notice that it is forfeiting its Call Right with respect to such Priced Call Right Asset.

Except as explicitly set forth herein, all of the terms and conditions of the Project Support Agreement will remain in full force and effect and will not be, or deemed to be, waived, modified, superseded or otherwise affected by this letter agreement.

[Signature Page follows]

SUNEDISON, INC.

By:
Name:
Title:

Acknowledged and Agreed on July , 2014

TERRAFORM POWER, LLC

By:	SunEdison Holdings Corporation,
the Managing Member

By:
Name:
Title:

[Signature Page to Agreement Regarding the Priced Call Right Assets]

Annex A